Investor Presentation August 2015

Cautionary Statement Regarding Forward-Looking Statements The statements contained in this presentation include certain forward-looking statements that are based largely on our current expectations and reflect various estimates and assumptions by us. Forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results and achievements to differ materially from those expressed in such forward-looking statements. Such risks, trends and uncertainties, which in some instances are beyond our control, are described under the heading “Risk Factors” in Tribune Publishing Company’s filings with the Securities and Exchange Commission, and include:  competition and other economic conditions including fragmentation of the media landscape and competition from other media alternatives;  changes in advertising demand, circulation levels and audience shares;  our ability to develop and grow our online businesses;  our reliance on revenue from printing and distributing third-party publications;  changes in newsprint prices;  macroeconomic trends and conditions;  our ability to adapt to technological changes;  our ability to realize benefits or synergies from acquisitions or divestitures or to operate our businesses effectively following acquisitions or divestitures;  our reliance on third party vendors for various services;  adverse results from litigation, governmental investigations or tax-related proceedings or audits;  our ability to attract and retain employees;  our ability to satisfy pension and other postretirement employee benefit obligations;  changes in accounting standards;  the effect of labor strikes, lock-outs and labor negotiations;  regulatory and judicial rulings;  our indebtedness and ability to comply with covenants applicable to our debt financing;  our adoption of fresh-start reporting which has caused our combined financial statements for periods subsequent to December 31, 2012 to not be comparable to prior periods;  our ability to satisfy future capital and liquidity requirements; and  our ability to access the credit and capital markets at the times and in the amounts needed and on acceptable terms. The words “believe,” “expect,” “anticipate,” “estimate,” “could,” “should,” “intend,” “may,” “plan,” “seek” and similar expressions generally identify forward- looking statements. Whether or not any such forward-looking statements are in fact achieved will depend on future events, some of which are beyond our control. You are cautioned not to place undue reliance on such forward-looking statements, which are being made as of the date of this presentation. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. 2

Non-GAAP Financial Measures To provide investors with additional information regarding Tribune Publishing Company‘s (“Tribune Publishing” or “Company”) financial results, this presentation includes references to Adjusted EBITDA, Pro forma Adjusted EBITDA, Adjusted Net Income and Adjusted Diluted EPS. These measures are not presented in accordance with generally accepted accounting principles in the United States (US GAAP), and Tribune Publishing’s use of these terms may vary from that of others in the Company’s industry. These measures should not be considered as an alternative to net income (loss), income from operations, net income (loss) per diluted share, revenues or any other performance measures derived in accordance with US GAAP as measures of operating performance or liquidity. Further information regarding the Company’s presentation of these measures, including a reconciliation of Adjusted EBITDA, Pro Forma Adjusted EBITDA, Adjusted Net Income and Adjusted Diluted EPS to the most directly comparable US GAAP financial measure, is included in this presentation. Adjusted EBITDA Adjusted EBITDA is defined as net income before income taxes, interest income, interest expense, depreciation and amortization, income and losses from equity investments, corporate management fee from Tribune Media Company (“Tribune Media”), pension credits, stock-based compensation, certain unusual and non-recurring items (including spin-related costs) and reorganization items. The Company's management uses Adjusted EBITDA (a) as a measure of operating performance; (b) for planning and forecasting in future periods; and (c) in communications with the Company’s Board of Directors concerning the Company’s financial performance. Management believes the presentation of Adjusted EBITDA enhances investors’ overall understanding of the financial performance of the Company’s business as a stand-alone company. In addition, Adjusted EBITDA, or a similarly calculated measure, is used as the basis for certain financial maintenance covenants that the Company is subject to in connection with certain credit facilities. Since not all companies use identical calculations, the Company's presentation of Adjusted EBITDA may not be comparable to other similarly titled measures of other companies and should not be used by investors as a substitute or alternative to net income or any measure of financial performance calculated and presented in accordance with GAAP. Instead, management believes Adjusted EBITDA should be used to supplement the Company’s financial measures derived in accordance with GAAP to provide a more complete understanding of the trends affecting the business. Although Adjusted EBITDA is frequently used by investors and securities analysts in their evaluations of companies, Adjusted EBITDA has limitations as an analytical tool, and investors should not consider it in isolation or as a substitute for, or more meaningful than, amounts determined in accordance with GAAP. Some of the limitations to using non-GAAP measures as an analytical tool are: they do not reflect the Company’s interest income and expense, or the requirements necessary to service interest or principal payments on the Company’s debt; they do not reflect future requirements for capital expenditures or contractual commitments; and although depreciation and amortization charges are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and non-GAAP measures do not reflect any cash requirements for such replacements. Pro forma Adjusted EBITDA Pro forma Adjusted EBITDA is defined as Adjusted EBITDA after taking into consideration rental expenses and public company costs expected to be incurred post-spin, and reductions for partial economics on reasonable-case modified affiliate agreements for digital products, including CareerBuilder.com and Cars.com. Management believes the presentation of Pro forma Adjusted EBITDA enhances investors’ overall understanding of the financial performance of the Company’s business as a stand-alone company and includes elements used as the basis for forecasting going forward. Management believes this measure improves the understanding and comparability of future results by providing quantitative estimates for historical periods presented. Adjusted Net Income and Adjusted Diluted EPS Adjusted net income is defined as Net income – GAAP excluding the following adjustments: Restructuring, acquisition and remediation costs and Pre-spin allocated costs from TCO, net of the impact of income taxes. Adjusted Diluted EPS computes Adjusted net income divided by diluted weighted average shares outstanding. Management believes the presentation of these measures enhances investors’ overall understanding of the financial performance of the Company’s business as a stand-along company due to the non-recurring nature of many of the adjustments in the pre-spin and post-spin periods. Management believes Adjusted Net income and Adjusted Diluted EPS are informative to investors as they analyze current results compared to future recurring projections. 3

4 Tribune Publishing is a diversified media and marketing solutions company with deep local reach and national scale.

5 • Comprised of iconic brands that are the #1 provider of local news & information in attractive markets nationwide • Repeatedly honored for producing award-winning journalism and premium content (2 Pulitzers in 2015 alone) • Introduced an aggressive digital strategy and now beginning to drive deeper consumer and marketer engagement across all platforms • Executed a number of accretive acquisitions that leverage TPUB’s efficiency, scale • Recognized for exercising a disciplined capital allocation strategy • Backed by an experienced, change-oriented management team • Committed to enhancing shareholder value Quarterly dividends $30 million stock repurchase program Why Tribune Publishing

Major Brands Select Publications Other Key Assets: Premier Blue-Chip Media Assets (33%) 6

Market-Leading Brands with Deep Local Market Reach

Market	DMA Rank[3]	Iconic Brands	Circulation (000s)[1]		Print Local Market Leadership[5]	Digital (mm)[2]		Digital Local Market Leadership[6]
			Daily	Sunday		Unique Visitors	Page Views	
Los Angeles, CA	2	LA Times	489	821	#1	24.9	105	#1
San Diego, CA	28	The San Diego Union-Tribune.	193	272	#1	.9	4	#4
Chicago, IL	3	Chicago Tribune	378	682	#1	13.1	86	#1
South Florida	16	SunSentinel	132	228	#1	2.9	18	#3
Orlando, FL	18	Orlando Sentinel	135	257	#1	3.9	19	#3
Baltimore, MD	26	The Baltimore Sun	121	259	#1	6.1	31	#1
Annapolis, MD	26	Capital Gazette Your Town. Your News.	25	29	#2	*	*	N/A
Carroll County, MD	26	Carroll County Times	18	20	#3	*	*	N/A
Hartford, CT	30	Hartford Courant	108	172	#1	1.6	16	#2
Newport News, VA	42	Daily Press	43	83	#2	0.7	5	#4
Allentown, PA[4]	55	THE MORNING CALL	68	118	#1	1.3	11	#9

Ranked #1 amongst local print and digital competition in the majority of our markets (per Kantar Media/TNS)

* Less than one million.

Note: Circulation and digital traffic statistics may include minimal duplication among the media properties.

[1] Alliance for Audited Media; Includes print and digital circulation; Total circulation is average for three months ended June 2015

[2] comScore Media Metrix , April-June 2015, 3 month avg.

[3] Nielsen estimates based on 2014-2015 Television Households.

[4] *The Morning Call* focuses primarily on the Lehigh Valley region. Within the Allentown-Bethlehem-Easton, MSA, *The Morning Call* ranks #1 in print

[5] Kantar Media/TNS ranking based on total media marketing advertising spend within respective DMA for July 2014 - June2015

[6] comScore Media Metrix Local Market Report – News/Information-Newspapers category: April – June 2015, 3 month avg. of unique visitors tribune PUBLISHING 7

Trusted, Award-Winning Premium Content Our content makes us the local print and digital leader in the communities we serve  Local news and information brands vital to the communities they serve  Average publishing history of more than 150 years  A tradition of journalistic excellence: more than 90 total Pulitzer Prizes, 29 since 2000  All of our brands earned significant peer and industry awards in 2015 8 2015 Pulitzer Prize, Feature Writing Los Angeles Times staff writer Diana Marcum won the feature writing prize for her narrative portraits of farmers, fieldworkers and other Californians in drought-stricken towns in the Central Valley. 2015 Pulitzer Prize, Criticism Los Angeles Times television critic Mary McNamara won the criticism prize for her columns. McNamara was a finalist for the same award in 2013 and 2014.

California News Group Update Transaction highlights • Comprised of San Diego Union-Tribune and Los Angeles Times • Committed to delivering significant synergies across Southern California • Printed first edition of The San Diego Union-Tribune in Los Angeles approximately three weeks after closing • Exited the San Diego production facility 9

TPUB’s Five-Point Transformation Strategy Accelerating our transition to digital Maintaining disciplined cost structure Diversifying our revenue base Accelerating our national sales revenue Pursuing accretive acquisitions 10 1 2 3 4 5

Accelerating Our Transition to Digital • TPUB’s iconic brands and digital properties, including ForSaleByOwner.com: o Attract more than 43 million unique visitors every month o Generate nearly 320 million page views every month 11 • Appointed Denise Warren, President of Digital / CEO of East Coast Publishing, in Q2 2015 o Continuing to assess product portfolio and beginning to implement individualized go-to-market strategies for each brand

• Generated Q2 2015 Total Digital Revenues of $52 million, up 3.7% year/year* • Realized Q2 2015 Digital Marketing Services Revenues of $7.3 million, up 14.8% year/year • Focused on creating engaging mobile and video experiences for consumers and marketing partners • Committed to growing Custom Content native advertising offerings • Enhanced recently introduced platforms and mobile apps for our major media brands • Recognized as first publisher to introduce suite of Apple Watch apps for all of its brands Accelerating Our Transition to Digital 12 * adjusted for the impact of modified affiliate agreements

Maintaining Disciplined Cost Structure 13 • Completed comprehensive, company-wide zero-based budgeting process in 2014 • Initiated a strategic sourcing effort to leverage the collective purchasing power of our brands • Expanded earlier initiatives to include a cost-management initiative examining all facets of our business • Demonstrated track record of removing costs ahead of secular declines • Generated results: Q2 2015 adjusted cash operating expenses(1) were down $27 million compared to prior year 1 The Company defines adjusted cash operating expenses as operating expenses excluding: circulation distribution; newsprint/ink expenses; affiliate fees; acquired properties expenses; and the impact of items listed in the Non-GAAP reconciliations on page 25. Acquired properties expenses totaled $27 million in Q2 2015.

Diversifying Our Revenue Base 14 • Continued to grow Digital Marketing Services revenues: Up 15 percent in Q2 2015 year/year • Served more than 60 clients in first six months of 2015 – nearly 50% more than all 2014 • Penetrated clients in every major category, including home improvement, financial services, energy, travel/tourism and education • Fueled by a 47 percent increase over prior year in Tribune Content Agency revenues: • Grew client base to 2,000+ clients in more than 100 countries • Introduced the TCA Video Network, a new premium video syndication service • Introduced Tribune Publishing Business Services o Created consultancy to help third-party companies realize efficiencies/scale o Committed to helping clients across customer service, consumer marketing, fulfillment and commercial print & delivery

Accelerating Our National Sales Revenue

- Integrated once-separate print and digital sales divisions
- Established best-practices approach delivering multiplatform solutions that advertisers want
- Introduced tools to better sell programs that reach our desirable audiences, including:
  - 8+ million investors
  - 8+ million international and domestic travelers
  - 6+ million movie fans
  - 3+ million Spanish-speaking households
- Launched MediaWorks Publisher Consortium, including Hearst, McClatchy and others
  - Platform for advertisers and media agencies to place print and digital campaigns in the top 30+ DMAs tribune PUBLISHING 15

Pursuing Accretive Acquisitions 16 Q2 2014 April 2014: • Acquired Reminder Media, publisher of 15 free weekly titles throughout Connecticut • Integrated into Hartford Courant Media Group Q2 2014 May 2014: • Acquired Capital-Gazette and Carroll County Times & Baltimore City Paper • Integrated into Baltimore Sun Media Group Q4 2014 October 2014: • Acquired six daily & 32 weekly suburban titles from Wrapports LLC • Integrated into Chicago Tribune Media Group Q2 2015 May 2015: • Acquired The San Diego Union- Tribune & 9 weekly community titles • Established the California News Group, which also includes the Los Angeles Times

Financial Profile 17

Disciplined Capital Allocation Strategy Conservative Balance Sheet Allocate capital to create value  Strategic acquisitions  Repayment of debt  Returns to shareholders through cash dividends and stock repurchase Disciplined Capital Policy Maintain strategic flexibility and adequate access to debt capital markets  Preserve ample liquidity from strong cash flow and committed ABL facility 18

Q2 2015 Performance Update – Income Statement 19 In thousands, except per share data

Q2 2015 Performance Update – Revenues 20 (in thousands) Note (1) – Operating Revenues for the three and six months ended June 28, 2015 and June 29, 2014

Q2 2015 Performance Update – Expenses 21 (In thousands) Note (2) – Operating Expenses for the three and six months ended June 28, 2015 and June 29, 2014

GAAP Income Statement 22 In thousands LTM Jun. 29, 2014 Sep. 28, 2014 Dec. 28, 2014 Mar. 29, 2015 Jun. 28, 2015 Jun. 28, 2015 Operating revenue Note (1) Advertising 242,131$ 220,842$ 265,575$ 219,829$ 225,541$ 931,787$ Circulation 109,010 107,511 110,795 109,283 115,026 442,615 Other 78,782 75,704 81,106 67,120 69,862 293,792 Total operating revenues 429,923 404,057 457,476 396,232 410,429 1,668,194 Operating expenses Note (2) Operating expense 400,397 389,395 407,990 372,627 385,663 1,555,675 Depreciation 2,894 8,002 10,902 10,825 10,934 40,663 Amortization 1,621 2,143 2,181 1,884 2,215 8,423 Total operating expenses 404,912 399,540 421,073 385,336 398,812 1,604,761 Income from operations 25,011 4,517 36,403 10,896 11,617 63,433 Gain (loss) on equity investments, net (294) (201) (350) (57) 50 (558) Gain on investment transaction 1,484 - - - - - Interest income (expense), net (53) (3,783) (5,963) (5,867) (6,331) (21,944) Reorganization items, net - (205) (250) (601) (252) (1,308) Income before income taxes 26,148 328 29,840 4,371 5,084 39,623 Income tax expense 10,945 484 14,371 1,856 1,686 18,397 Net income (loss) 15,203$ (156)$ 15,469$ 2,515$ 3,398$ 21,226$ LTM means last twelve months ended June 28, 2015. See two next pages for Note (1) and Note (2) Three Months Ended

Supplemental Revenue Information 23 Note (1) - Quarterly Operating Revenues In thousands LTM Jun. 29, 2014 Sep. 28, 2014 Dec. 28, 2014 Mar. 29, 2015 Jun. 28, 2015 Jun. 28, 2015 Advertising Retail 125,895$ 114,653$ 149,952$ 109,295$ 117,572$ 491,472$ National 44,873 37,652 50,633 44,908 40,166 173,359 Classified 71,363 68,537 64,990 65,626 67,803 266,956 Total advertising (1a) 242,131 220,842 265,575 219,829 225,541 931,787 Circulation 109,010 107,511 110,795 109,283 115,026 442,615 Other revenue Commercial print and delivery 44,566 43,951 37,968 33,276 32,933 148,128 Direct mail and marketing 17,730 17,459 20,900 16,328 16,196 70,883 Digital marketing services 6,373 5,985 7,875 6,401 7,317 27,578 Content syndication and other 10,113 8,309 14,363 11,115 13,416 47,203 Total other revenues 78,782 75,704 81,106 67,120 69,862 293,792 Total operating revenues 429,923$ 404,057$ 457,476$ 396,232$ 410,429$ 1,668,194$ Note (1a) LTM Jun. 29, 2014 Sep. 28, 2014 Dec. 28, 2014 Mar. 29, 2015 Jun. 28, 2015 Jun. 28, 2015 Advertising ROP (Run of Press) 115,212$ 103,709$ 128,628$ 108,684$ 111,266$ 452,287$ Preprint 79,622 72,653 95,114 70,216 71,550 309,533 Digital 47,297 44,480 41,833 40,929 42,725 169,967 Total advertising 242,131$ 220,842$ 265,575$ 219,829$ 225,541$ 931,787$ Three Months Ended

Supplemental Operating Expense Information

Note (2) - Quarterly Operating Expenses

In thousands

	Three Months Ended					LTM
	Jun. 29, 2014	Sep. 28, 2014	Dec. 28, 2014	Mar. 29, 2015	Jun. 28, 2015	Jun. 28, 2015
Compensation	$ 140,939	$ 150,762	$ 160,953	$ 149,231	$ 156,384	$ 617,330
Circulation distribution	73,392	71,408	72,679	66,905	68,443	279,435
Newsprint and ink	35,499	32,839	35,798	31,295	31,444	131,376
Corporate allocations (2a)	39,456	15,882	-	-	-	15,882
Promotion and marketing	14,504	14,587	16,285	12,635	15,616	59,123
Affiliate fees	9,170	9,240	15,127	14,427	14,053	52,847
Other (outside services, occupancy)	87,437	94,677	107,148	98,134	99,723	399,682
Depreciation and amortization	4,515	10,145	13,083	12,709	13,149	49,086
Total operating expenses	$ 404,912	$ 399,540	$ 421,073	$ 385,336	$ 398,812	$ 1,604,761

Note (2a)

						LTM
	Jun. 29, 2014	Sep. 28, 2014	Dec. 28, 2014	Mar. 29, 2015	Jun. 28, 2015	Jun. 28, 2015
Corporate management fee (2a-i)	$ 8,960	$ 3,851	$ -	$ -	$ -	$ 3,851
Allocated depreciation (2a-ii)	5,195	1,731	-	-	-	1,731
Shared service centers (2a-iii)	23,099	10,108	-	-	-	10,108
Other (2a-iii)	2,202	192	-	-	-	192
Total corporate allocations	$ 39,456	$ 15,882	$ -	$ -	$ -	$ 15,882

(2a-i) Corporate management fee replaced by public company costs post-spin.

(2a-ii) Allocated depreciation becomes a part of depreciation and amortization post-spin.

(2a-iii) Shared service center and other corporate allocations become direct costs spread across Compensation (60%) and other general & administrative costs (40%) post-spin.

tribune PUBLISHING 24

GAAP to Non-GAAP Reconciliations

In thousands	Three Months Ended					LTM
	Jun. 29, 2014	Sep. 28, 2014	Dec. 28, 2014	Mar. 29, 2015	Jun. 28, 2015	Jun. 28, 2015
Net income	$ 15,203	$ (156)	$ 15,469	$ 2,515	$ 3,398	$ 21,226
Income tax expense	10,945	484	14,371	1,856	1,686	18,397
(Gain) loss on equity investments, net	294	201	350	57	(50)	558
Gain on investment fair value adjustment	(1,484)	-	-	-	-	-
Interest expense, (income), net	53	3,783	5,963	5,867	6,331	21,944
Reorganization items, net	-	205	250	601	252	1,308
Income from operations	25,011	4,517	36,403	10,896	11,617	63,433
Depreciation and amortization	4,515	10,145	13,083	12,709	13,149	49,086
Allocated depreciation [1]	5,195	1,731	-	-	-	1,731
Allocated corporate management fee	8,960	3,851	-	-	-	3,851
Restructuring, acquisition and remediation costs [2]	7,619	8,779	17,776	4,782	12,654	43,991
Litigation settlement [3]	(867)	3,842	-	-	-	3,842
Stock-based compensation [4]	622	869	1,491	1,530	1,471	5,361
Pension credits [5]	(4,968)	(2,052)	-	-	-	(2,052)
Gain from termination of post-retirement benefits [6]	-	-	-	(7,799)	(650)	(8,449)
Adjusted EBITDA [6]	$ 46,087	$ 31,682	$ 68,753	$ 22,118	$ 38,241	$ 160,794
Modified affiliate agreement - CareerBuilder	(3,000)	(2,000)	-	-	-	(2,000)
Modified affiliate agreement - Cars.com	(4,000)	(4,000)	-	-	-	(4,000)
Public company costs	(4,000)	-	-	-	-	-
Incremental rent [7]	(7,000)	(2,339)	-	-	-	(2,339)
Intercompany rent [8][9]	8,394	2,699	-	-	-	2,699
Pro forma Adjusted EBITDA [6]	$ 36,481	$ 26,042	$ 68,753	$ 22,118	$ 38,241	$ 155,154
Pro forma Adjusted EBITDA Margin [10]	8.5%	6.4%	15.0%	5.6%	9.3%	9.3%

Footnotes included on the following page

tribune PUBLISHING 25

Notes: GAAP to Non-GAAP Reconciliations

(1) Allocated depreciation represents depreciation for primarily technology assets that were used by Tribune Publishing prior to the spin-off. As a result of the spin-off, these technology assets were assigned to Tribune Publishing and the related depreciation is included in post-spin operating results.

(2) Restructuring (including spin-related), acquisition and remediation costs include costs related to Tribune Publishing's internal restructuring, the distribution and separation from Tribune Media Company ("TCO"), acquisitions and material weakness remediation costs.

(3) Adjustment to litigation settlement reserve.

(4) Stock-based compensation is due to Tribune Publishing's or TCO's equity compensation plans and is included for comparative purposes.

(5) Pension credits are due to allocations from TCO for Tribune Publishing employees defined benefit plan. As part of the spin-off, TCO retained this plan.

(6) In the first quarter of 2015, the Company did not deduct a gain of $7.8 million related to the termination of certain post-retirement benefits in the determination of Adjusted EBITDA. Management reassessed this gain and determined it is expected to be a non-recurring item and should be deducted in the determination of Adjusted EBITDA. Accordingly, the March 29, 2015 period for Adjusted EBITDA has been changed to include such adjustment for the non-recurring gain from termination of certain post-retirement benefits.

(7) Incremental rent represents the amount estimated for intercompany rent prior to the finalization of the amendments to the lease agreements. Incremental rent was added back to net income for the 2014 periods prior to the spin-off as a pro forma adjusted estimate to provide investors with post-spin economics based on no longer owning the real estate. This amount is included in the calculation of Pro Forma Adjusted EBITDA and offset against the actual amount of intercompany rent for comparability to the Pro Forma Adjusted EBITDA metrics previously disclosed. Intercompany rent represents rental expense recorded by Tribune Publishing for facilities owned by TCO and its affiliates pursuant to related party lease agreements. The Company began making rent payments effective with the spin-off.

(8) Intercompany rent represents rental expense recorded by Tribune Publishing for facilities owned by TCO and its affiliates pursuant to related party lease agreements prior to the spin-off. Intercompany rent expense is added back to net income for the 2014 periods prior to the spin-off for better comparability between the periods presented. The Company began making rent payments effective with the spin-off.

(9) 2014 Adjusted EBITDA has been amended to exclude the adjustment for pre-spin intercompany rent for certain properties. The pre-spin intercompany rent was previously included to improve comparability between the 2013 pre-spin period and the 2014 pre-spin periods as the Company did not have intercompany rent until December 2013 for certain properties. This adjustment has been included in Pro Forma Adjusted EBITDA for comparability.

(10) Pro forma Adjusted EBITDA Margin is calculated by dividing Pro forma Adjusted EBITDA by GAAP total operating revenues.

tribune PUBLISHING 26

Reconciliation of Net Income to Adjusted Net Income and Adjusted Diluted Earnings per Share (EPS): Three months ended June 28, 2015 June 29, 2014 Earnings Diluted EPS Earnings Diluted EPS Net income - GAAP $ 3,398 $ 0.13 $ 15,203 $ 0.60 Adjustments to net income, net of 40% tax: Restructuring, acquisition and remediation costs 7,592 0.29 4,571 0.18 Pre-spin allocated costs from TCO (1) — — 5,512 0.22 Adjusted net income - Non-GAAP $ 10,990 $ 0.42 $ 25,286 $ 0.99 Six months ended June 28, 2015 June 29, 2014 Earnings Diluted EPS Earnings Diluted EPS Net income - GAAP $ 5,913 $ 0.23 $ 26,975 $ 1.06 Adjustments to net income, net of 40% tax: Restructuring, acquisition and remediation costs 10,462 0.40 8,607 0.34 Pre-spin allocated costs from TCO (1) — — 10,534 0.41 Adjusted net income - Non-GAAP $ 16,375 $ 0.63 $ 46,116 $ 1.81 (1) - Pre-spin allocated costs from TCO includes allocated depreciation, allocated corporate management fee and pension credits recorded prior to the August 4, 2014 spin-off date, each as reflected in the reconciliation of Net Income to Adjusted EBITDA table above. Adjusted Net income and Adjusted Diluted EPS Adjusted net income is defined as Net income - GAAP excluding the following adjustments: Restructuring, acquisition and remediation costs and Pre-spin allocated costs from TCO, net of the impact of income taxes. Adjusted Diluted EPS computes Adjusted net income divided by diluted weighted average shares outstanding. Management believes the presentation of these measures enhances investors’ overall understanding of the financial performance of the Company’s business as a stand-alone company due to the non-recurring nature of many of the adjustments in the pre-spin and post-spin periods. Management believes Adjusted Net income and Adjusted Diluted EPS are informative to investors as they analyze current results compared to future recurring projections. Adjusted Net Income and Adjusted EPS 27 In thousands, except per share data